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                                                                     EXHIBIT 23a

                         Consent of Independent Auditors

The Board of Directors and Shareholders
Linens 'n Things, Inc:

We hereby consent to incorporation by reference in the Registration Statements Numbers 333-71903, 333-42874, 333-55803, 333-62982 and 333-62984 on Form S-8 of
Linens 'n Things, Inc. and Subsidiaries of our report dated February 4, 2003, relating to the consolidated balance sheets of Linens 'n Things, Inc. and Subsidiaries as of January 4, 2003 and December 29, 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 4, 2003, which report appears in the January 4, 2003 Annual Report on Form 10-K of Linens 'n Things, Inc.

Our report dated February 4, 2003 refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", effective December 30, 2001.


/S/ KPMG LLP

KPMG LLP

New York, New York
April 4, 2003